UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2025, Our Bond, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”), Ascent Partners Fund LLC, Eastward Fund Management LLC, and Maxim Partners LLC entered into an Amended and Restated Leak-out Agreement (the “Amended Leak-out Agreement”). The Amended Leak-out Agreement supersedes the Leak-out Agreement dated November 2, 2026 (the “Original Leak-out Agreement”). Under the Original Leak-out Agreement, holders of our Series G Preferred Stock agreed to limit the aggregate number of shares of our common stock sold or otherwise disposed of by each of them to certain percentages of the cumulative reported trading volume for our common stock. The Amended Leak-out Agreement, which is filed herewith as Exhibit 10.1, contains certain technical clarifications but does not substantively change the percentage limits contained in the Original Leak-out Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Leak-out Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026	Our Bond, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer